EXHIBIT 1.1

EMERA INCORPORATED

as Issuer

- and -

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

as the U.S. trustee, the U.S. registrar and the U.S. paying agent

- and -

CST TRUST COMPANY

as the Canadian trustee and the Canadian registrar

TRUST INDENTURE

PROVIDING FOR THE ISSUE OF NOTES

Dated as of June 16, 2016

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

		Page

ARTICLE 13 MISCELLANEOUS		48
13.1	Counterparts	48
13.2	Language of Indenture	48
13.3	Benefit of Indenture	48
13.4	Assignment	49

- iv -

TRUST INDENTURE dated as of June 16, 2016

BETWEEN:

EMERA INCORPORATED, a company existing under the laws of the Province of Nova Scotia;

(hereinafter called the “Issuer”)

OF THE FIRST PART

- and –

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as the U.S. trustee, the U.S. registrar and the U.S. paying agent;

(hereinafter called the “U.S. Trustee”)

OF THE SECOND PART

- and –

CST TRUST COMPANY, a trust company existing under the federal laws of Canada, as the Canadian trustee and the Canadian registrar;

(hereinafter called the “Canadian Trustee” and, together with the “U.S. Trustee, the “Trustee”)

OF THE THIRD PART

A. The Issuer has duly authorized the execution and delivery of this Trust Indenture to provide for the issuance of subordinated notes of the Issuer from time to time (the “Notes”), the terms of which will be set out in such notes or in one or more indentures supplemental hereto;

B. All necessary action has been taken by the Issuer to make the Notes, when certified by the Trustee and issued as provided in this Trust Indenture, valid, binding and legal obligations of the Issuer with the benefits and subject to the terms of this Trust Indenture and to make this Trust Indenture a valid and binding agreement of the Issuer, in accordance with its terms; and

C. The foregoing recitals are made as representations and statements of fact by the Issuer and not by the Trustee;

NOW THEREFORE THIS INDENTURE WITNESSETH and it is hereby covenanted, agreed and declared as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Trust Indenture, unless otherwise expressly provided or unless there is something in the subject matter or context inconsistent therewith:

1.1.1. “Affiliate” means, in respect of any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person;

1.1.2. “Authorized Investments” means (i) short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee) provided that each such obligation is rated at least R1 (middle) by DBRS Limited, or any equivalent rating by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies (Canada) Corporation or Moody’s Investors Service, Inc.; and (ii) each other investment as may be authorized as such in a supplemental indenture with respect to a Series;

1.1.3. “Authorized Officer” means any director or officer of the Issuer, or a designated representative of the Issuer designated in writing by any director or officer of the Issuer;

1.1.4. “Book-Entry System” means, with respect to a Series, a securities transfer, clearing, settlement and/or pledge system selected by the Issuer with respect to such Series administered by a Clearing Agency in accordance with the operating rules and procedures of the Clearing Agency, in force from time to time and any successor system thereof;

1.1.5. “Business Day” means, subject to the terms of the Notes of a Series or an applicable supplemental indenture with respect to a Series, a day on which the Issuer and the Trustee are open for business other than a Saturday, Sunday or any statutory or civic holiday in the City of Halifax, Nova Scotia or the City of New York, New York;

1.1.6. “Canadian Trustee” means CST Trust Company, unless a successor Canadian Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Canadian Trustee” shall mean such person who is then the Canadian Trustee hereunder;

1.1.7. “Clearing Agency” means DTC or, if otherwise specified in the Notes of a Series or an applicable supplemental indenture for a Series, any other or additional organization that performs securities transfer, settlement, clearing and/or pledge services;

1.1.8. “Code” means the U.S. Internal Revenue Code of 1986, as amended;

1.1.9. “Counsel” means a barrister or solicitor or firm of barristers and solicitors retained by the Trustee or retained by the Issuer and acceptable to the Trustee;

1.1.10. “DTC” means the Depository Trust Company and its nominees or any successors approved by the Issuer and the Trustees;

1.1.11. “Event of Default” has the meaning attributed to such term in Section 6.1.1;

1.1.12. “Extraordinary Resolution” has the meaning attributed to such term in Sections 9.13 and 9.16;

1.1.13. “Generally Accepted Accounting Principles” means at any time, any of (a) generally accepted accounting principles in Canada in the effect from time to time, including International Financial Reporting Standards approved by the Canadian Institute of Chartered Accountants or any successor body, (b) generally accepted accounting principles in the United States of America in effect from time to time, approved by the Financial Accounting Standards Board or any successor body, or (c) International Financial Reporting Standards in effect from time to time, approved by the International Accounting Standards Board or any successor body, as consistently applied by the Issuer in the consolidated financial statements of the Issuer in respect of the applicable period;

1.1.14. “Holders” means the registered holders, from time to time, of Notes or, where the context requires, all of such holders, except that for purposes of any withholding tax, “Holders” shall mean the beneficial owners, from time to time, of Notes;

1.1.15. “Holders’ Request” means an instrument signed in one or more counterparts by the Holders of not less than 25% of the principal amount of the outstanding Notes of any Series requesting the Trustee to take the action or proceeding specified therein in respect of such Series;

1.1.16. “Indenture Legislation” has the meaning attributed to such term in Section 11.1;

1.1.17. “Interim Notes” has the meaning attributed to such term in Section 2.16.1;

1.1.18. “Issuer” includes any successor entity to or of the party of the first part which shall have complied with the provisions of Article 8;

1.1.19. “Notes” means any notes, debentures or other instruments of indebtedness, which shall in each case constitute subordinated indebtedness of the Issuer, issued or to be issued under this Indenture for the time being outstanding and entitled to the benefits of this Indenture;

1.1.20. “Officer’s Certificate” means a certificate signed by any one of the Authorized Officers, and may consist of one or more instruments so executed;

1.1.21. “Ordinary Resolution” means a resolution proposed to be passed by the Holders of not less than a majority of the principal amount of the Notes then outstanding who voted in respect of that resolution or signed by the Holders of not less than a majority of the principal amount of the Notes then outstanding entitled to vote on that resolution;

1.1.22. “Participant” means a broker, dealer, bank or other financial institution or other participant in an applicable Clearing Agency or Book-Entry System;

1.1.23. “Paying Agent” means any Person authorized by the Issuer to make payments of principal, interest or redemption price, if any, on Notes, together with any other amounts payable with respect thereto on behalf of the Issuer;

1.1.24. “Person” is to be broadly interpreted and includes an individual, a corporation, a limited liability company, an unlimited liability company, a limited or general partnership, a trust, an unincorporated organization, a joint venture and any other organization, whether or not a legal entity, a government of a country or any political subdivision of a country or any agency or department of any such government and the executors, administrators or other legal representatives of a Person in such capacity;

1.1.25. “Selection Date” has the meaning attributed to such term in Section 3.2;

1.1.26. “Senior Indebtedness” means obligations (other than non-recourse obligations, the Notes or any other obligations specifically designated as being subordinate in right of payment to Senior Indebtedness) of, or guaranteed or assumed by, the Issuer for borrowed money or evidenced by bonds, debentures or notes or obligations of the Issuer for or in respect of bankers’ acceptances (including the face amount thereof), letters of credit and letters of guarantee (including all reimbursement obligations in respect of each of the foregoing) or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation;

1.1.27. “Series” means a series of Notes;

1.1.28. “Successor Entity” has the meaning attributed to such term in Section 8.1.1;

1.1.29. “this Indenture”, “this Trust Indenture”, “hereto”, “hereby”, “hereunder”, “hereof”, “herein” and similar expressions refer to this indenture and not to any particular Article, Section, subdivision or other portion hereof, and include any and every supplemental indenture; and “supplemental indenture” and “indenture supplemental hereto” include any and every instrument supplemental or ancillary hereto or in implement hereof;

1.1.30. “Trustee” means the party of the second part and the party of the third part and their respective successors for the time being in the trusts hereby created;

1.1.31. “U.S. Trustee” means American Stock Transfer & Trust Company, LLC, unless a successor U.S. Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “U.S. Trustee” shall mean such Person who is then the U.S. Trustee hereunder; and

1.1.32. “Written Order of the Issuer” and “Written Request of the Issuer” mean, respectively, an order or a request signed by any one of the Authorized Officers, and may consist of one or more instruments so executed.

Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.

1.2	Meaning of “outstanding” for Certain Purposes

Except as otherwise provided in the Notes of a Series or a supplemental indenture for a Series, every Note certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation, or a new Note shall be issued in substitution therefor under Section 2.15, or moneys for the payment thereof shall be set aside under Article 7, provided that:

1.2.1. where a new Note has been issued in substitution for a Note which has been lost, stolen or destroyed, only one of such Notes shall be counted for the purpose of determining the aggregate principal amount of Notes outstanding;

1.2.2. Notes that have been partially redeemed shall be deemed to be outstanding only to the extent of the unredeemed part of the principal amount thereof; and

1.2.3. for the purpose of any provision of this Indenture entitling Holders of outstanding Notes to vote, sign consents, requests or other instruments or take other action under this Indenture, Notes owned directly or indirectly, legally or equitably, by the Issuer or any Affiliate of the Issuer shall be disregarded, except that:

1.2.3.1 for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Notes of which the Trustee has notice in writing that they are so owned shall be so disregarded;

1.2.3.2 Notes so owned which have been pledged in good faith other than to the Issuer or an Affiliate of the Issuer shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes in the pledgee’s discretion free from the control of the Issuer or an Affiliate of the Issuer; and

1.2.3.3 where the Issuer and its Affiliates own 100% of the outstanding Notes, such Notes shall not be so disregarded.

1.3	Interpretation Not Affected By Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

1.4	Statute References

Any reference in this Indenture to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.5	Monetary References

Except as otherwise specified in this Indenture or the Notes of a Series or a supplemental indenture with respect to a Series, any reference in this Indenture to “Dollars”, “dollars” or the sign “$” shall be deemed to be a reference to lawful money of the United States.

1.6	Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7	Invalidity of Provisions

Each of the provisions contained in this Indenture or the Notes is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Indenture or the Notes invalid or unenforceable in any respect.

1.8	Governing Law

This Indenture, any supplemental indenture and the Notes shall be governed by and construed in accordance with the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein, other than such provisions of the Indenture which govern the U.S. Trustee’s rights and obligations to holders of the Notes and the Issuer, which will be governed by the laws of the State of New York.

1.9	Notes and Supplemental Indentures

For greater certainty, the Notes of a Series and/or any supplemental indenture for a Series may amend, modify, render inapplicable or supersede any provision of this Indenture that would otherwise be applicable to such Series, including the subordination provisions of Article 4.

1.10	Additional Parties

Other Persons, in addition to the Issuer and the Trustee, may execute a supplemental indenture and become a party thereto and to this Indenture with respect to the applicable Series for the purposes, and with the rights and obligations, set forth therein.

ARTICLE 2

THE NOTES

2.1	Limitation on Issue and Designation

The aggregate principal amount of Notes that may be issued under this Indenture is unlimited but Notes may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2	Issuance in Series

The Notes may be issued in one or more Series subject to the conditions hereinafter set forth. The Notes of each Series shall bear such date or dates and mature on such date or dates, shall bear interest at such rate or rates, may be issued in such denominations, may be redeemable before maturity in such manner and subject to payment of such premium, or without premium, may be payable as to principal, interest and premium, if any, at such place or places, may be payable in such currency or currencies, may be guaranteed by other Persons, may provide for such sinking fund, conversion rights or obligations, exchange rights or obligations and share purchase rights or obligations, if any, may contain such provisions for the interchange or transfer of Notes of different denominations and forms and may contain such other provisions, not inconsistent with the provisions of this Indenture, as may be expressed in an indenture supplemental hereto providing for the issuance of the Notes of such Series or in the Notes of such Series.

2.3	Differences in Notes of any Series

The Notes of any Series may be of different denominations and forms and may contain such variations of tenor and effect as are incidental to such differences of denomination and form including variations in the provisions for the interchange of Notes of different denominations or forms and in the provisions for the registration or transfer of Notes and any Series may consist of Notes having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, if any, and different sinking fund provisions, if any, and partly of Notes carrying the benefit of a sinking fund and partly of Notes with no sinking fund.

2.4	Issuance of Notes as Part of Series Previously Issued

Subject to the foregoing provisions, any of the Notes may be issued as part of any Series previously issued, in which case they shall bear the same designation and designating letters as have been applied to such similar prior issue and shall be numbered consecutively upwards in respect of each denomination of Notes in like manner and following the numbers of the Notes of such prior issue.

2.5	Issuance of Notes

The Notes may be issued in such amounts, to such persons, on such terms, not inconsistent with the provisions of this Indenture, and at par or at a discount or at a premium. Each Note as soon as issued or negotiated shall, subject to the terms hereof, be equally and proportionately entitled to the benefits of this Indenture as if all of the Notes had been issued and negotiated simultaneously. Notes may, subject to the provisions of this Indenture and to such restrictions as may be set forth in any Series, and subject as hereinafter provided, from time to time be executed by the Issuer and delivered to the Trustee and shall be certified by the Trustee and delivered to, or to the order of the Issuer, pursuant to a Written Order of the Issuer, without the Trustee receiving any consideration therefor.

2.6	Execution of Notes

The Notes may be signed on behalf of the Issuer by any two of the Authorized Officers. A facsimile signature upon any of the Notes shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced. Notwithstanding that any individual whose signature (either manual or in facsimile) may appear on the Notes is not, at the date of this Indenture or at the date of the Notes or at the date of the certifying and delivery thereof, any one of the Authorized Officers, such Notes shall be valid and binding upon the Issuer and entitled to the benefits of this Indenture.

2.7	Certification

No Notes shall be issued or, if issued, shall be obligatory or shall entitle the Holder thereof to the benefits of this Indenture until it has been certified by or on behalf of the Trustee substantially in the form set out in the applicable supplemental indenture hereto or in some other form approved by the Trustee, whose approval shall be conclusively evidenced by the certification thereof. Such certificate on any Notes shall be conclusive evidence as against the Issuer that such Notes are duly issued and is a valid obligation of the Issuer.

The certificate of the Trustee on any Notes shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Notes (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Notes or any of them or the proceeds thereof.

2.8	Concerning Interest

2.8.1. Unless otherwise provided in a supplemental indenture for a Series:

2.8.1.1 Every Note, whether issued originally or in exchange for other Notes, shall bear interest from and including its date of issue or from and including the last interest payment date to which interest shall have been paid or made available for payment on such Notes, whichever shall be later.

2.8.1.2 Interest on each Note shall cease to accrue from the earliest of: (i) the maturity date; or (ii) if such Note is called for redemption, the date fixed for redemption, unless upon due presentation and surrender thereof for payment on or after the maturity date or the date fixed for redemption, as the case may be, such payment is improperly withheld or refused.

2.8.1.3 Wherever in this Indenture or the Notes there is mention, in any context, of the payment of interest, such mention shall be deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or the Notes, and express mention of interest on amounts in default in any of the provisions of this Indenture or the Notes shall not be construed as excluding such interest in those provisions where such express mention is not made.

2.8.1.4 If an interest payment date falls on a day that is not a Business Day, the interest payment date will be postponed to the next Business Day, and no further interest or other sums will accrue in respect of such postponement.

2.9	Rank of Notes

All Notes created and issued under this Indenture shall be in all respects entitled, equally and rateably with all other Notes created and issued under this Indenture, to the benefits hereof without preference, priority or distinction on account of the actual time or times of certification and delivery, all in accordance with the terms and provisions of this Indenture. The Notes shall be direct, subordinated obligations of the Issuer, ranking equally and rateably with all other subordinated indebtedness of the Issuer from time to time issued and outstanding, except for indebtedness that, by its terms, ranks subordinate to the Notes.

2.10	Registration of Notes

2.10.1. Subject to Section 2.11, the Issuer shall cause to be kept by and at the principal office of the Trustee in the City of New York, New York or such other location as it may designate from time to time, a central register of Holders, and at such other place or places or by such other registrar or registrars as the Issuer may designate or appoint, with the approval of the Trustee, branch registers, in which shall be entered the names and latest known addresses of the Holders of Notes, and the other particulars, as prescribed by law, of the Notes held by them respectively and of all transfers of Notes. Such registration shall be noted on the Notes by the Trustee or other registrar. Subject to Section 2.11, no transfer of Notes shall be effective as against the Issuer unless made on one of the appropriate registers by the Holder of the Notes or the Holder’s executors or administrators or other legal representatives or the Holder’s attorney duly appointed by an instrument in form and execution satisfactory to the Trustee and upon compliance with such requirements as the Trustee or other registrar may prescribe, and unless such transfer shall have been duly noted on such Notes by the Trustee or other registrar.

2.10.2. The registers referred to in this Section shall be open during regular business hours for inspection by the Issuer, the Trustee and any Holder.

2.10.3. Subject to Section 2.11, the Holder of Notes may, at any time and from time to time, have such Notes transferred at any of the places at which a register is kept pursuant to the provisions of this Section 2.10 and in accordance with such reasonable regulations as the Trustee may prescribe. The Holder of Notes may at any time and from time to time have the registration of such Notes transferred from the register in which the registration thereof appears to another register maintained in another place authorized for that purpose under the provisions of this Indenture. No service charge shall be made to a Holder for any registration of transfer of Notes, but the Issuer or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer of Notes.

2.10.4. None of the Issuer, the Trustee or any registrar shall be required:

2.10.4.1 to transfer or exchange any Notes on any interest payment date or during the 10 Business Days immediately preceding any interest payment date; or

2.10.4.2 to transfer or exchange any Notes from the Selection Date to the date that notice of redemption is mailed.

2.10.5. None of the Issuer, the Trustee or any registrar for any of the Notes shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Notes and may transfer any Notes on the direction of a Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

2.10.6. The Issuer shall have power at any time to close any branch register and in that event it shall transfer the records thereof to an existing register or to a new register and thereafter such Notes shall be deemed to be registered on such existing or new register, as the case may be. In the event that the register in any place is closed and the records transferred to a register in another place, notice of such change shall be given to the Holders of the Notes registered in the register so closed and the particulars of such change shall be recorded in the central register required to be kept in the City of New York, New York.

2.10.7. Every registrar shall, when requested to do so by the Issuer or the Trustee, furnish the Issuer or the Trustee, as the case may be, with a list of the names and addresses of the Holders of the Notes showing the Series, principal amounts and serial numbers of such Notes held by each Holder.

2.11	Book-Entry System

2.11.1. Notwithstanding any other provision of this Indenture, the Issuer may elect to have the Notes of a Series issued hereunder represented in the form of one or more typewritten, English language, fully registered global certificates held by, or on behalf of, a Clearing Agency (or its nominee) as depository of the global certificate (for its Participants) and registered on the register maintained by the Trustee pursuant to Section 2.10 in the name of the Clearing Agency (or its nominee). It is expressly acknowledged that any such registrations of ownership and transfers of such Notes, or interests of Participants therein, will be made by the Clearing Agency only through the applicable Book-Entry System in accordance with policies and procedures of the Clearing Agency. Subject to this Section 2.11, the rights of the holder of any beneficial interest in the Notes of a Series represented by a global certificate (including the right to receive a certificate or other instrument evidencing an ownership interest in such Notes) shall be limited to those established by any agreement (including a book-entry securities services agreement or letter of representations of the Issuer to the Clearing Agency) between the Issuer and the Clearing Agency, by applicable law and agreements between the Clearing Agency and its Participants and between such Participants and the holder of such beneficial interest. Accordingly, except as provided herein, neither the Issuer nor the Trustee shall be under any obligation to deliver, nor shall the holder of such interest have any right to require the delivery of, a certificate evidencing Notes of a Series to the holder of the interest in such Notes. In the event of any conflict between this Indenture and any such agreement between the Issuer and a Clearing Agency, the terms of any such agreement shall prevail, subject to Section 2.11.2.

2.11.2. Notwithstanding Section 2.11.1, after the occurrence of an Event of Default or a breach of any of the covenants of the Issuer provided for in this Indenture which breach shall have continued unremedied for a period of 60 days after the Issuer has received notice of such breach, unless the Trustee (having regard to the subject matter of the breach) shall have agreed to a longer period and, in such event, within the period agreed to by the Trustee, the Holders of Notes of a Series may at any time determine (which determination shall, for greater certainty, require an Ordinary Resolution and not an Extraordinary Resolution) that the continuation of the holding of the Notes by only global certificates under the Book-Entry System is no longer in the best interests of such Holders.

2.11.3. Upon any determination made pursuant to Section 2.11.2, or if required to do so by law, or if the applicable Book-Entry System ceases to exist, or if the Issuer determines that the applicable Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository and the Issuer is unable to locate a qualified successor, or if the Issuer at its option elects or is required by applicable law or rules of any securities exchange to terminate the applicable Book-Entry System for any reason,

2.11.3.1 the Trustee shall notify the applicable Clearing Agency and shall request such Clearing Agency to notify the Participants of the availability of definitive fully registered certificates representing Notes;

2.11.3.2 the Trustee shall request the Clearing Agency to deliver the global certificate representing Notes to the Trustee and the Trustee shall thereupon reduce the holdings of such Clearing Agency on the register maintained hereunder to nil in respect of the Notes represented by such global certificate;

2.11.3.3 the Issuer shall issue or cause to be issued, in accordance with and subject to the provisions of this Indenture, in exchange for such global certificate, Notes of a Series in definitive form in an aggregate amount equal to the amount of such global certificate registered in the names of the Participants as advised by the Clearing Agency in accordance with their proportionate interest in such global certificate as recorded in the records maintained by such Clearing Agency as at the date of the issue of the Notes in definitive form; and

2.11.3.4 after such replacement of such global certificate by definitive Notes, all payments in respect of such Notes in definitive form shall be made to the registered holders thereof in accordance with the terms and conditions of such Notes in definitive form and the provisions of this Indenture and in all other respects such registered holders shall be the holders thereof for all purposes hereunder.

2.11.4. All expenses of the Trustee and any applicable Clearing Agency relating to this Section 2.11 shall be paid by the Issuer.

2.11.5. Any notice required or permitted to be given to any beneficial holder of Notes while such Notes are represented by a global certificate held by, or on behalf of, an applicable Clearing Agency as part of the Book-Entry System, shall be provided to or as directed by such Clearing Agency.

2.11.6. It is hereby acknowledged that in making the determination as to the percentage interest of a Participant in a global certificate, the Trustee shall be entitled to rely solely upon the records therefor maintained by any applicable Clearing Agency and confirmed in writing to the Trustee by such Clearing Agency.

2.11.7. The Issuer shall not be responsible for any actions, inactions or omissions on the part of any Clearing Agency and/or the Participants under this Indenture or under any agreements, service rules or procedures entered into between an applicable Clearing Agency and each Participant and shall not be liable to registered holders for any such actions, inactions or omissions by any Clearing Agency and/or the Participants which adversely affect a Person’s beneficial interest in Notes.

2.12	Payment of Principal and Interest in Respect of Notes

2.12.1. Subject to Section 2.12.4 and the specific terms applicable to a Series of Notes, payment of the principal of the Notes will be made by cheque or electronic transfer of funds to the respective Holders thereof in lawful money of the United States against surrender thereof by the respective Holders thereof at the principal office of the Trustee in New York, New York.

2.12.2. Subject to Sections 2.12.3 and 2.12.4 and the specific terms applicable to a Series of Notes, as the interest on Notes becomes due (except interest payable on the maturity date which may be paid upon presentation and surrender of such Notes for payment), the Issuer shall, on each date on which interest on such Notes becomes due, effect an electronic transfer or forward, or cause to be forwarded, a cheque by first class mail, postage prepaid (or in the event of a mail service interruption by such other means as the Trustee and the Issuer shall determine to be appropriate), for such interest (less any tax required or permitted by law and the specific terms applicable to a Series of Notes to be deducted) to such Holder and payable to such Holder and negotiable at par at each of the places at which interest upon such Notes is payable. Any electronic transfer instructions received by the Trustee shall remain in effect until revoked by the Holder. The forwarding of such cheque or electronic funds shall satisfy and discharge the liability for the interest on such Notes to the extent of the sum represented thereby (plus the amount of any tax deducted as aforesaid) unless such cheque is not paid on presentation or is lost or destroyed or such electronic funds are not received on or prior to the applicable payment date. In the event of the non-receipt of any such cheque by a Holder, or the loss or destruction thereof, the Issuer, upon being furnished with evidence of such non-receipt, loss or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Holder a replacement cheque for the amount of such cheque. In the event of the non-receipt of any electronic funds by a Holder, the Issuer, upon being furnished with evidence of such non- receipt and indemnity reasonably satisfactory to it, shall forward or cause to be forwarded to such Holder a replacement electronic transfer for the amount initially transferred and not received.

2.12.3. Where Notes are registered in more than one name, the principal and interest from time to time payable in respect thereof shall be paid by cheque or electronic transfer of funds payable to the order of all such Holders, unless the Issuer has received written instructions from them to the contrary, and the receipt of any one of such Holders therefor shall be a valid discharge to the Trustee, any registrar of Notes, the Issuer and any Paying Agent.

2.12.4. If Notes of a Series are registered in the name of a Clearing Agency or its nominee, the principal and interest from time to time payable (subject to any amounts withheld in accordance with customary practices and procedures of the Trustee or the Clearing Agency) in respect thereof shall be paid by delivery of a cheque or electronic transfer of funds payable to the order of the Clearing Agency or its nominee, as the case may be, and the receipt of the Clearing Agency or its nominee, as the case may be, therefor shall be a valid discharge to the Trustee, any registrar of Notes, the Issuer and any Paying Agent, who shall be entitled to rely upon the Clearing Agency and the Participants to ensure that funds are advanced to beneficial holders of Notes.

2.13	Ownership of Notes

2.13.1. The Person in whose name any Notes are registered shall be deemed to be the owner thereof for all purposes of this Indenture, except for purposes of any withholding tax in which case the beneficial owner of the Notes will be deemed to be the owner, and payment of or on account of the principal of, and interest on, such Notes shall be made only to or upon the order in writing of the registered holder thereof and such payment shall be a complete discharge to the Trustee, any registrar of Notes, the Issuer and any Paying Agent for the amounts so paid.

2.13.2. The Holder for the time being of any Notes shall be entitled to the principal and interest evidenced by such Notes, free from all equities or rights of set-off or counterclaim between the Issuer and the original or any intermediate Holder thereof (except any equities of which the Issuer is required to take notice by law or any rights of set-off or counterclaim which may be specifically set out in the terms of any Series of Notes) and all Persons may act accordingly and a transferee of a Note shall, after the appropriate form of transfer is lodged with the Trustee or other registrar of Notes and upon compliance with all other conditions in that behalf required by this Indenture or by any conditions contained in such Notes or by law, be entitled to be entered on the appropriate register or on any one of the appropriate registers as the owner of such Notes free from all equities or rights of set-off or counterclaim between the Issuer and such Holder’s transferor or any previous Holder thereof, save in respect of equities of which the Issuer is required to take notice by statute or by order of a court of competent jurisdiction.

2.14	Exchange of Notes

2.14.1. In the event that the Notes of a Series are not held in the Book-Entry System, Notes of any denomination may be exchanged for Notes of any other authorized denomination or denominations, any such exchange to be for an equivalent aggregate principal amount and Series. Exchanges of Notes may only be made at the principal office of the Trustee in the City of New York, New York. Any Notes tendered for exchange shall be surrendered to the Trustee and shall be cancelled. The Issuer shall execute, and the Trustee shall certify, all Notes necessary to carry out such exchanges.

2.14.2. Except as otherwise provided herein, upon any exchange of Notes of any denomination for Notes of any other authorized denominations and upon any transfer of Notes, the Trustee or other registrar of Notes may make a sufficient charge to reimburse it for any stamp tax, security transfer tax or other governmental charge required to be paid, and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

2.14.3. Notwithstanding the foregoing, no charge to the Holder (other than for insurance on any Notes forwarded by mail) shall be made by the Trustee, any registrar of Notes or the Issuer

2.14.3.1 for any exchange, registration or transfer of any Notes applied for within a period of 30 days from the date of issue thereof; or

2.14.3.2 for any exchange, after such period, of Notes for Notes of the same Series in lesser denominations;

provided that the Notes surrendered for exchange shall not have been issued as a result of any previous exchange, other than an exchange pursuant to Section 2.14.3.1 or 3.8.

2.14.4. None of the Issuer, the Trustee or any other registrar of Notes shall be required to make exchanges of Notes on any interest payment date, during the 10 Business Days immediately preceding any interest payment date or from the Selection Date to the date that notice of redemption is mailed.

2.15	Replacement of Notes

If any of the Notes of a Series shall become mutilated or be lost, stolen or destroyed and in the absence of notice that such Notes have been acquired by a bona fide purchaser, the Issuer shall issue, and thereupon the Trustee shall certify and deliver, new Notes of the same Series upon surrender and cancellation of the mutilated Notes, or, in the case of lost, stolen or destroyed Notes, in lieu of and in substitution for the same, and the substituted Notes shall be in a form approved by the Trustee and shall, subject to the terms of the applicable Series, be entitled to the benefits of this Indenture equally with all other Notes issued or to be issued hereunder. In case of loss, theft or destruction, the applicant for new Notes shall furnish to the Issuer and to the Trustee such evidence of such loss, theft or destruction as shall be satisfactory to them in their discretion and shall also furnish an indemnity in amount and form satisfactory to them in their discretion and any other documents that may be required. The applicant shall pay all expenses incidental to the issuance of any such new Notes.

2.16	Interim Notes

2.16.1. Pending delivery to the Trustee of definitive Notes, the Issuer may execute in lieu thereof (but subject to the same provisions, conditions and limitations as herein set forth), and the Trustee may certify, interim printed, mimeographed or typewritten Notes of a Series (“Interim Notes”), in such form and in such denominations as may be approved by the Trustee and by any one of the Authorized Officers (whose certification or signature, either manual or in facsimile, as the case may be, on any such Interim Notes shall be conclusive evidence of such approval) entitling the Holders thereof to definitive Notes of the same Series in any authorized denominations when the same are ready for delivery, without expense to such Holders, but the total amount of Interim Notes so issued shall not exceed the aggregate principal amount of Notes of such Series authorized to be issued hereunder. Forthwith after the issuance of any such Interim Notes, the Issuer shall cause to be prepared the appropriate definitive Notes of such Series for delivery to the Holders of such Interim Notes.

2.16.2. Interim Notes which have been duly issued shall, until exchanged for definitive Notes, entitle the Holders thereof to rank for all purposes as Holders, and otherwise in respect of this Indenture to the same extent and in the same manner as though such exchange had actually been made. When exchanged for definitive Notes, such Interim Notes shall forthwith be cancelled by the Trustee. Any interest paid upon Interim Notes shall be noted thereon by the Paying Agent at the time of payment unless paid by cheque to the Holders thereof.

2.17	Option of Holder as to Place of Payment

Except as otherwise provided herein, all sums which may at any time become payable, whether on the maturity date, on redemption or on a declaration by the Trustee pursuant to Section 6.3 or otherwise, on account of any Notes or any interest shall be payable at the option of the Holder at any of the places at which the principal of and interest on such Notes are payable.

2.18	Payment Agreements for Notes

Notwithstanding anything contained herein, the Issuer may enter into an agreement with a Holder of Notes or with the Person for whom such Holder is acting as nominee providing for the payment to such Holder of the principal, interest, redemption price, if any, on such Notes, together with any other amounts payable with respect thereto, at a place or places other than the place or places specified herein and in such Notes as the place or places for such payment. Any payment of the principal, interest, redemption price, if any, on any such Notes, together with any other amounts payable with respect thereto, at such other place or places pursuant to such agreement shall, notwithstanding any other provision of this Indenture, be valid and binding on the Issuer, the Trustee and such Holder of Notes. The Issuer shall provide written notice to the Trustee of the existence and terms of any payment agreement between the Issuer and any Holder.

ARTICLE 3

REDEMPTION AND PURCHASE FOR CANCELLATION OF NOTES

3.1	Redemption of Notes

3.1.1. The Issuer shall have the right at its option to redeem either in whole at any time or in part from time to time prior to maturity Notes issued hereunder of any

Series which by their terms are made so redeemable (subject, however, to any applicable law restricting the redemption of Notes of such Series) at such rates of premium, if any, and at such date or dates as shall have been determined at the time of the issue of such Notes and as shall be expressed in such Notes and/or supplemental indenture providing for the issue thereof.

3.1.2. The Issuer may be required to redeem, in whole, prior to maturity Notes issued hereunder of any Series which by their terms are made so redeemable (subject, however, to any applicable law restricting the redemption of Notes of such Series) at such rates of premium, if any, at such date or dates as shall have been determined at the time of the issue of such Notes and in such circumstances as shall be expressed in such Notes and/or supplemental indenture providing for the issue thereof.

3.2	Partial Redemption of Notes

If less than all the Notes of a Series are to be redeemed pursuant to Section 3.1, the Issuer shall, at least 15 days prior to the date that notice of redemption is given, notify the Trustee of its intention to redeem the aggregate principal amount of such Series to be redeemed. The Notes to be redeemed shall be selected by the Trustee in such manner as may be described in the applicable Series of Notes and/or any supplemental indenture, or in such other manner as the Trustee may consider equitable. The day the Trustee makes such selection shall be referred to for the purpose of Sections 2.10.4.2 and 2.14 as the “Selection Date”. For this purpose, the Trustee may make, and from time to time amend, regulations with regard to the manner in which such Notes may be so selected and regulations so made shall be valid and binding upon all Holders of Notes notwithstanding the fact that, as a result thereof, one or more of such Notes become subject to redemption in part only.

3.3	Notice of Redemption

Notice of any intention to redeem any Notes of a Series shall be given by or on behalf of the Issuer to the Holders of such Series in accordance with the terms contained in such Series or any supplemental indenture in respect thereof.

3.4	Notes Due on Redemption Dates

3.4.1. Upon notice having been given as aforesaid, the Notes so called for redemption shall thereupon become due and payable at the applicable redemption price and on the redemption date specified in such notice, in the same manner and with the same effect as if it were the maturity date specified in such Notes, notwithstanding anything contained therein or herein to the contrary, and from and after such redemption date, if the moneys necessary to redeem such Notes shall have been deposited as hereinafter provided and an Officer’s Certificate, affidavit or other proof satisfactory to the Trustee as to the mailing of such notices shall have been delivered to the Trustee, such Notes shall no longer be considered outstanding hereunder and interest upon such Notes shall cease to accrue after such date.

3.4.2. If any question shall arise as to whether notice of redemption or deposit of the redemption moneys has been given or made as provided above, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

3.5	Deposit of Redemption Moneys

Upon Notes having been called for redemption, the Issuer shall deposit with the Trustee, on or before the redemption date fixed in the relevant notice of redemption, such sums as may be sufficient to pay the redemption price of the Notes to be redeemed, together with accrued interest, if any, and the estimated charges and expenses to be incurred in connection with such redemption. From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders of the Notes called for redemption, upon surrender of such Notes, the applicable redemption price and interest, (less any applicable withholding taxes, to the extent required or permitted by law and the specific terms applicable to a Series of Notes) to which they are respectively entitled on redemption.

3.6	Failure to Surrender Notes Called for Redemption

If the Holder of any Notes called for redemption shall, within 30 days from the date fixed for redemption, fail to surrender any of such Notes or shall not within such time accept payment of the redemption price payable in respect thereof or give such receipt therefor, if any, as the Trustee may require, such redemption price shall be set aside by the Trustee in trust for such Holder in a bank account and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside, and to that extent the Holder shall have no right except to receive payment out of the moneys so paid and deposited, upon surrender of his Notes, of the redemption price of such Notes without interest thereon.

3.7	Surrender of Notes for Cancellation

If the principal moneys due upon any Notes shall become payable by redemption or otherwise before the maturity date, the Person presenting such Notes for payment must surrender the same for cancellation, the Issuer nevertheless paying or causing to be paid the interest accrued and unpaid thereon in accordance with the terms of such Notes (computed on a per diem basis if the date fixed for payment is not a scheduled interest payment date).

3.8	Purchase of Notes for Cancellation

Subject to such restrictions on purchase as may be set forth in any Notes of a Series or in any supplemental indenture under which Notes of a Series may be issued, at any time when the Issuer is not in default hereunder, the Issuer may purchase Notes in the market or by private contract at any price.

3.9	Cancellation of Notes

All Notes redeemed and all Notes purchased under this Article 3 shall forthwith be delivered to the Trustee and shall be cancelled by it and will not be reissued or resold, and except as may be provided in the Notes or any supplemental indenture in respect thereof, no Notes shall be issued in substitution therefor.

ARTICLE 4

SUBORDINATION OF NOTES

4.1	Notes Subordinated to Senior Indebtedness

4.1.1. The Issuer covenants and agrees, and each Holder of Notes, by the acceptance thereof, likewise covenants and agrees, that the indebtedness represented by the Notes and the payment of the principal of and interest on each and all of the Notes is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

4.1.2. In the event (a) of any insolvency or bankruptcy proceedings or any receivership, liquidation, reorganization or other similar proceedings in respect of the Issuer or a substantial part of its property, or of any proceedings for liquidation, dissolution or other winding up of the Issuer, whether or not involving insolvency or bankruptcy, or (b) subject to the provisions of Section 4.2 that (i) a default shall have occurred with respect to the payment of principal of or interest on or other monetary amounts due and payable on any Senior Indebtedness, or (ii) there shall have occurred an event of default (other than a default in the payment of principal or interest or other monetary amounts due and payable) in respect of any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and, in the cases of subclauses (i) and (ii) of this clause (b), such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Notes of any Series shall have been declared due and payable pursuant to Section 6.3 and such declaration shall not have been rescinded and annulled as provided in Section 6.4, then:

4.1.2.1 the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Notes are entitled to receive a payment on account of the principal of or interest on the indebtedness evidenced by the Notes, including, without limitation, any payments made pursuant to Article 3;

4.1.2.2 any payment by, or distribution of assets of, the Issuer of any kind or character, whether in cash, property or securities, to which the Holders of any of the Notes or the Trustee would be entitled except for the provisions of this Article shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver, receiver and manager or liquidating trustee or otherwise, directly to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the Notes or to the Trustee under this instrument; and

4.1.2.3 in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Issuer of any kind or character, whether in cash, property or securities, in respect of principal of or interest on the Notes or in connection with any repurchase by the Issuer of the Notes, shall be received by the Trustee or the Holders of any of the Notes before all Senior Indebtedness is paid in full, or provision made for such payment in money or money’s worth, such payment or distribution in respect of principal of or interest on the Notes or in connection with any repurchase by the Issuer of the Notes shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

4.2	Disputes with Holders of Certain Senior Indebtedness

Any failure by the Issuer to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Issuer or assumed or guaranteed, directly or indirectly, by the Issuer for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of this Section shall have been waived by the Issuer in the instrument or instruments by which the Issuer incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default under Section 4.1.2(b) if (a) the Issuer shall be disputing its obligation to make such payment or perform such obligation and (b) either (i) no final judgment relating to such dispute shall have been issued against the Issuer which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (ii) in the event of a judgment that is subject to further review or appeal has been issued, the Issuer shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

4.3	Subrogation

Subject to the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated (equally and ratably with the holders of all obligations of the Issuer which by their express terms are subordinated to Senior Indebtedness of the Issuer to the same extent as the Notes are subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Issuer applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and as between the Issuer, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Article that otherwise would have been made to the Holders shall be deemed to be a payment by the Issuer on account of such Senior Indebtedness, it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

4.4	Obligation of Issuer Unconditional

4.4.1. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Issuer, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Issuer other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Issuer received upon the exercise of any such remedy.

4.4.2. Upon payment or distribution of assets of the Issuer referred to in this Article, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Issuer is pending or upon a certificate of the trustee in bankruptcy, receiver, receiver and manager, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Issuer, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article.

4.5	Payments on Notes Permitted

Nothing contained in this Article or elsewhere in this Indenture or in the Notes shall affect the obligations of the Issuer to make, or prevent the Issuer from making, payment of the principal of or interest on the Notes in accordance with the provisions hereof and thereof, except as otherwise provided in this Article.

4.6	Effectuation of Subordination by Trustee

Each holder of Notes, by its acceptance thereof, authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

4.7	Knowledge of Trustee

Notwithstanding the provisions of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee shall have received written notice thereof mailed or delivered to the Trustee from the Issuer, any Holder, any paying agent or the holder or representative of any class of Senior Indebtedness; provided that if at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal or interest on any Note) the Trustee shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within three Business Days prior to or on or after such date.

4.8	Trustee May Hold Senior Indebtedness

The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section 11.6 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

4.9	Rights of Holders of Senior Indebtedness Not Impaired

4.9.1. No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any noncompliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

4.9.2. With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, (ii) the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, (iii) no implied covenants or obligations shall be read into this Indenture against the Trustee and (iv) the Trustee shall not be deemed to be a fiduciary as to such holders.

4.10	Article Applicable to Paying Agents

In case at any time any paying agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context shall require not otherwise) be construed as extending to and including such paying agent within its meaning as fully for all intents and purposes as if such paying agent were named in this Article in addition to or in place of the Trustee; provided, however, that Sections 4.7 and 4.8 shall not apply to the Issuer if it acts as its own paying agent.

4.11	Trustee; Compensation Not Prejudiced

Nothing in this Article shall apply to claims of, or payments to, the Trustee pursuant to Section 5.4 or 11.8.

ARTICLE 5

COVENANTS OF THE ISSUER

5.1	General Covenants

5.1.1. The Issuer will duly and punctually pay or cause to be paid to Holders the principal, interest and redemption price, if any, on the Notes, together with any other amounts payable with respect thereto (including, in the case of default, interest on the amount in default) on the dates, at the places, in the money, and in the manner mentioned herein and in the Notes.

5.1.2. Except as herein otherwise expressly provided, the Issuer will at all times maintain its existence and the Issuer will carry on and conduct its business in a proper and efficient manner and will keep or cause to be kept proper books of account and make or cause to be made therein true and accurate entries of all its dealings and transactions in relation to its business, all in accordance with Generally Accepted Accounting Principles, and at all reasonable times it will furnish or cause to be furnished to the Trustee or its duly authorized agent or attorney such information relating to its business as the Trustee may reasonably require, and such books of account shall during regular business hours be open for inspection by the Trustee or such agent or attorney.

5.1.3. The Issuer will duly and punctually perform and carry out all of the acts or things to be done by it as provided in this Trust Indenture.

5.2	Not to Extend Time for Payment of Interest or Principal

The Issuer covenants that, in order to prevent any accumulation after maturity of unpaid interest or of unpaid Notes, the Issuer will not directly or indirectly extend or assent to the extension of time for payment of any interest upon any Notes or of any principal payable in respect of any Notes and that it will not directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding any interest on the Notes or any principal thereof or in any other manner and that the Issuer will deliver to the Trustee all Notes when paid as evidence of such payment.

5.3	To Provide Annual Certificate of Compliance

The Issuer covenants that, on or before March 31, 2017 and on or before March 31 in each subsequent year and at any other time if requested by the Trustee, it will furnish to the Trustee an Officer’s Certificate stating that the Issuer has complied with all covenants, conditions and other requirements contained in this Indenture during the preceding fiscal year, non-compliance with which would, with the giving of notice, lapse of time or otherwise, constitute an Event of Default hereunder or, if such is not the case, specifying the covenant, condition or other requirement which has not respectively been complied with and giving particulars of such non-compliance and the action, if any, the Issuer proposes to take with respect thereto.

5.4	To Pay Trustee’s Remuneration

5.4.1. The Issuer covenants that it will pay to the Trustee reasonable remuneration for its services as Trustee hereunder and will pay all costs, charges and expenses properly incurred by the Trustee in connection with the trusts hereof (including reasonable legal fees and disbursements), on demand by the Trustee.

5.4.2. Any amount due under this Section 5.4 and unpaid 30 days after demand for such payment shall bear interest at the rate normally charged by the Trustee. After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into possession of the Trustee in priority to any payment of the principal of and interest on the Notes.

5.5	Trustee may Perform Covenants

If the Issuer shall fail to perform any of its covenants contained herein, the Trustee may in its discretion, but (subject to Section 6.2) need not, notify the Holders of such failure or may itself perform any of such covenants capable of being performed by it and, if any such covenant requires the payment of money, it may make such payment with its own funds, or with money borrowed by it for such purpose, but shall be under no obligation to do so; and all sums so paid shall be payable by the Issuer in accordance with the provisions of Section 5.4. No such performance by the Trustee of any covenant contained herein or payment by the Issuer of any sums advanced or borrowed by the Trustee pursuant to the foregoing provisions shall be deemed to relieve the Issuer from any default hereunder.

ARTICLE 6

DEFAULT AND ENFORCEMENT

6.1	Events of Default

6.1.1. Each of the following events is an “Event of Default” in respect of the Notes of any Series:

6.1.1.1 if the Issuer defaults on the payment of principal or premium, if any, when due and payable; or

6.1.1.2 if the Issuer defaults on the payment of interest when due and payable and such default continues for 30 days (subject to the Issuer’s right, at its sole option, to defer interest payments as shall be expressed in the Notes of any Series and/or supplemental indenture providing for the issue thereof).

6.2	Notice of Events of Default

6.2.1. If an Event of Default occurs and is continuing the Trustee shall, within 30 days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Holders of the affected Series, provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of such Holders and shall have so advised the Issuer in writing.

6.2.2. Where notice of the occurrence of an Event of Default has been given pursuant to Section 6.2.1 and the Event of Default is thereafter cured or waived, notice that the Event of Default is no longer continuing shall be given by the Trustee to the Holders of the affected Series within 30 days after the Trustee becomes aware that the Event of Default has been cured or waived.

6.3	Acceleration on Default

If any Event of Default has occurred and is continuing, the Trustee may in its discretion and shall upon receipt of a Holders’ Request, subject to Section 6.4, by notice in writing to the Issuer, declare the principal of, premium, if any, and interest on, the Notes of any Series then outstanding and any other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, notwithstanding anything contained therein or herein to the contrary, and the Issuer shall pay forthwith to the Trustee for the benefit of the Holders of such Series the principal of, and accrued and unpaid interest (including interest on amounts in default) on, such Notes and all other moneys payable hereunder, together with subsequent interest thereon at the rate borne by such Notes from the date of such declaration until payment is received by the Trustee. Such payment when made shall be deemed to have been made in discharge of the Issuer’s obligations hereunder and any moneys so received by the Trustee shall be applied as provided in Section 6.7.

6.4	Waiver of Default

If an Event of Default shall have occurred:

6.4.1. other than with respect to a covenant or provision which cannot be modified, amended or waived without the consent of each of the Holders of Notes affected, the Holders of not less than a majority of the aggregate principal amount of the Notes of any Series shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by instrument signed by such Holders to instruct the Trustee to waive any default or Event of Default hereunder or compliance with any provision hereunder or under the Notes and/or to cancel any declaration made by the Trustee pursuant to Section 6.3 and the Trustee shall thereupon waive the default or Event of Default or compliance and/or cancel such declaration upon such terms and conditions as such Holders shall prescribe; and

6.4.2. the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have the power to waive any Event of Default hereunder if, in the Trustee’s opinion, relying on the opinion of Counsel, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may consider advisable; provided that no delay or omission of the Trustee or of the Holders of Notes affected to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein and provided further that no act or omission either of the Trustee or of the Holders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default hereunder or the rights resulting therefrom.

6.5	Enforcement by the Trustee

If an Event of Default shall have occurred, but subject to Section 6.4 and to the provisions of any Extraordinary Resolution that may be passed by the Holders of Notes affected as hereinafter provided:

6.5.1. the Trustee may in its discretion proceed to enforce the rights of the Trustee and of such Holders by any action, suit, remedy or proceeding authorized or permitted by this Indenture or by law or equity; and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders filed in any bankruptcy, insolvency, winding-up or other judicial proceedings relating to the Issuer;

6.5.2. no such remedy for the enforcement of the rights of the Trustee or such Holders shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination;

6.5.3. all rights of action hereunder may be enforced by the Trustee without the possession of any of the Notes or the production thereof on the trial or other proceedings relating thereto; and

6.5.4. upon the receipt of an instrument signed in one or more counterparts by the Holders of not less than a majority of the principal amount of the outstanding Notes of any Series requesting the Trustee to take the action or proceeding specified therein in respect of such Series and upon being funded and indemnified to its satisfaction as provided in Section 11.4.2, the Trustee shall exercise or take one or more of such remedies as such instrument may direct or, if such instrument contains no direction, as the Trustee may consider expedient, provided that if any such instrument directs the Trustee to take proceedings out of court, the Trustee may in its discretion take judicial proceedings in lieu thereof.

6.6	Holders May Not Sue

No Holder of Notes shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized or permitted by this Indenture or by law or by equity for the purpose of enforcing payment of interest owing on such Notes, together with any other amounts payable with respect thereto, or for the execution of any trust or power hereunder, unless:

6.6.1. such Holder shall previously have given to the Trustee written notice of the occurrence of an Event of Default;

6.6.2. the Holders of Notes affected, by Extraordinary Resolution, shall have made a request to the Trustee to take action hereunder or the instrument referred to in Section 6.5.4 shall have been delivered to the Trustee, and the Trustee shall have been offered a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose;

6.6.3. the Holders or any of them shall have furnished to the Trustee, when requested by the Trustee, sufficient funds and an indemnity in accordance with Section 11.4.2; and

6.6.4. the Trustee shall have failed to act within a reasonable time thereafter.

In such event but not otherwise, any Holder, acting on behalf of such Holder and all other Holders, shall be entitled to take proceedings in any court of competent jurisdiction, including proceedings to seek enforcement of their rights against the Issuer in an Event of Default, such as the Trustee might have taken under Section 6.5, but in no event shall any Holder or combination of Holders have any right to take any other remedy or proceedings out of court; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatsoever to enforce any right hereunder or under any Notes except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders of outstanding Notes.

6.7	Application of Moneys

Except as otherwise provided herein, any moneys arising from any enforcement hereof, whether by the Trustee or any Holder of Notes, shall be held by the Trustee and applied by it, together with any moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

6.7.1. first, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture with interest thereon as herein provided;

6.7.2. second, in or towards payment of the principal of all of the affected Notes then outstanding, and thereafter in or towards payment of the accrued and unpaid interest and interest on overdue interest on such Notes (or if the Holders by (i) Ordinary Resolution, by signed instrument only, provided that notice of any Ordinary Resolution passed by signed instrument shall be given by the Trustee to the Holders of Notes within 30 days of the date on which such resolution was passed or (ii) Extraordinary Resolution, shall have directed payments to be made in accordance with any other order of priority, or without priority as between principal and interest, then such moneys shall be applied in accordance with such direction); and

6.7.3. third, the surplus (if any) of such moneys shall be paid to the Issuer or as it may direct; provided, however, that no payments shall be made in respect of the principal or interest of any Notes held, directly or indirectly, by or for the benefit of the Issuer or any Affiliate (other than any Notes pledged for value and in good faith to a Person other than the Issuer or an Affiliate, but only to the extent of such Person’s interest therein), except subject to the prior payment in full of the principal, interest, redemption price, if any, or any other amount payable on indebtedness evidenced by the Notes or interest on overdue amounts thereof which are not so held.

6.8	Distribution of Moneys

Payments to Holders of Notes pursuant to Section 6.7.2 shall be made as follows:

6.8.1. at least 21 days’ notice of every such payment shall be given in the manner provided in Article 10 specifying the date and time when and the place or places where such payments are to be made and the amount of the payment and the application thereof as between principal and interest;

6.8.2. payment in respect of any Notes shall be made upon presentation thereof at any one of the places specified in such notice and any such Notes thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentation and surrender or endorsement in any special case upon receipt by it of such indemnity as it shall consider sufficient;

6.8.3. from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on the Notes after giving credit for the amount of the payment specified in such notice unless the Notes in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

6.8.4. the Trustee shall not be required to make any partial or interim payment to Holders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in Section 6.7.1, exceed 5% of the aggregate principal amount of the outstanding Notes, but it may retain the moneys so received by it and deal with the same as provided in Section 11.9 until the money or investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control, shall be sufficient for such purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth.

6.9	Persons Dealing with Trustee

No Person dealing with the Trustee or any of its agents shall be concerned to enquire whether an Event of Default has occurred, or whether the powers which the Trustee is purporting to exercise have become exercisable, or whether any moneys remain due under this Indenture or on the Notes, or to see to the application of any moneys paid to the Trustee; and in the absence of fraud on the part of such Person, such dealing shall be deemed to be within the powers hereby conferred and to be valid and effective accordingly.

6.10	Trustee Appointed Attorney

The Issuer irrevocably appoints the Trustee to be the attorney of the Issuer in the name and on behalf of the Issuer to execute any instruments and do any things which the Issuer ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Issuer in the exercise of all or any of the powers hereby conferred on the Trustee with full powers of substitution and revocation.

6.11	Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustee or the Holders of Notes is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing by law or by statute.

6.12	Immunity of Shareholders, Directors, and Others

The Holders and the Trustee waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Issuer or of any Successor Entity for the payment of the principal of or interest on any of the Notes or on any covenant, agreement, representation or warranty by the Issuer contained herein or in the Notes.

6.13	Judgment Against the Issuer

In the case of any judicial or other proceedings to obtain judgment for the principal of or interest on the Notes, judgment may be rendered against the Issuer in favour of the Holders or in favour of the Trustee, as trustee for the Holders, for any amount which may remain due in respect of the Notes.

6.14	Unconditional Right of Holders to Principal, Premium or Make-Whole Amount, if any, Interest and Additional Amounts

Notwithstanding any other provision in this Indenture, the Holder of any Notes shall have the right which is absolute and unconditional to payment of the principal of (and premium, if any) and interest (including any additional amounts due on a Series of Notes as expressed in such notes and/or Supplemental indenture providing for the issue thereof) on such Notes on the respective due dates expressed in such Notes as provided therein and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of the Holder.

ARTICLE 7

SATISFACTION AND DISCHARGE

7.1	Cancellation and Destruction

All matured Notes shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Notes which are cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Issuer, the Trustee shall furnish to it a destruction certificate setting out the designating numbers and denominations of the Notes so destroyed.

7.2	Non-Presentation of Notes

If the Holder of any Notes shall fail to present the same for payment on the date on which the principal thereof and the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor (if any) as the Trustee may require:

7.2.1. the Issuer shall be entitled to pay to the Trustee and direct it to set aside; or

7.2.2. in respect of moneys in the hands of the Trustee which may or should be applied to the payment of the Notes, the Issuer shall be entitled to direct the Trustee to set aside;

the principal moneys, and the interest, as the case may be, in trust to be paid to the Holder of such Notes upon due presentation and surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal moneys, and/or the interest payable on or represented by each Notes in respect whereof such moneys have been set aside shall be deemed to have been paid and thereafter such Notes shall not be considered as outstanding hereunder and the Holders thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee (without interest thereon) upon due presentation and surrender thereof, subject always to the provisions of Section 7.3. Any money so set aside may, and, if remaining unclaimed for 60 days, shall be set aside by the Trustee in trust for such Holders in a bank account.

7.3	Repayment of Unclaimed Moneys

Any moneys set aside under Section 7.2 and not claimed by and paid to Holders of Notes within six years after the date of such setting aside shall, subject to applicable law, be repaid to the Issuer by the Trustee on demand and thereupon the Trustee shall be released from all further liability with respect to such moneys and thereafter the Holders in respect of which such moneys were so repaid to the Issuer shall have no rights in respect thereof except to obtain payment of such moneys without interest thereon from the Issuer.

7.4	Discharge

Upon proof being given to the reasonable satisfaction of the Trustee that all the Notes and interest (including interest on amounts in default) thereon have been paid or satisfied or that, all the outstanding Notes having matured, such payment has been duly provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to this Indenture and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the Written Request of the Issuer and at the expense of the Issuer, execute and deliver to the Issuer such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of this Indenture and to release the Issuer from its covenants contained herein except those relating to the indemnification of the Trustee.

ARTICLE 8

CONSOLIDATION, AMALGAMATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

8.1	Issuer May Consolidate, Etc., Only on Certain Terms

The Issuer shall not merge, amalgamate, consolidate or otherwise combine with any other Person or sell, transfer or lease all or substantially all of its assets to any Person, unless:

8.1.1. the Issuer shall be the continuing Person or, in case the Issuer shall consolidate or amalgamate with or merge into another Person or sell, transfer or lease all or substantially all of its assets to any Person, the Person formed by, or resulting from, such consolidation or amalgamation or into which the Issuer, as the case may be, is merged or the Person that acquires by conveyance or transfer, or which leases, all or substantially all of the assets of the Issuer (the “Successor Entity”) shall be a corporation, partnership or trust, organized and validly existing and shall expressly assume and be legally responsible for the Notes and to perform all obligations of the Issuer under this Indenture, by supplemental indenture satisfactory to the Trustee executed and delivered to the Trustee by such Person;

8.1.2. immediately after such consolidation, amalgamation, merger, conveyance, transfer or lease the Successor Entity must not be in default in the performance of the covenants and conditions of this Indenture to be performed by the Issuer; and

8.1.3. the Issuer has delivered to the Trustee an Officers’ Certificate and an opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and any applicable supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

8.2	Successor Substituted

Upon any consolidation or amalgamation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of all or substantially all of the assets of the Issuer in accordance with Section 8.1, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of the Issuer under this Indenture with the same effect as if such Successor Entity had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 9

MEETINGS OF HOLDERS

9.1	Right to Convene Meetings

The Trustee may at any time and from time to time and shall, on receipt of a Written Request of the Issuer or a Holders’ Request and upon being indemnified to its reasonable satisfaction by the Issuer or by the Holders signing such Holders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Holders or the Holders of any Series, depending on who made the request. If the Trustee fails within 30 days after receipt of such Written Request or Holders’ Request and such indemnity to give notice convening a meeting, the Issuer or the Holders, as the case may be, may convene such meeting. Every such meeting shall be held in the city of Halifax, Nova Scotia or at such other place as may be approved or determined by the Trustee.

9.2	Serial Meetings

If the business to be transacted at any meeting by resolution, extraordinary or otherwise, especially affects the rights of the Holders of any Series or part of a Series of Notes in a manner or to an extent substantially differing from that in or to which the rights of the Holders of any other Series or part thereof are affected, then reference to such fact indicating each Series or part of a Series so especially affected shall be made in the notice of the meeting and the meeting shall be and be deemed to be and is herein referred to as a serial meeting.

9.3	Notice of Meetings

At least 21 days’ notice of any meeting of the Holders of Notes will be given to Holders and a copy thereof shall be sent to the Trustee unless the meeting has been called by the Trustee and to the Issuer unless the meeting has been called by the Issuer. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at the meeting or any of the provisions of this Section 9.3.

9.4	Chairperson

An individual, who need not be a Holder, nominated in writing by the Trustee shall be chairperson of the meeting and if no individual is so nominated or the individual so nominated is unable or unwilling to act or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Holders present in person or by proxy shall choose an individual present to be chairperson.

9.5	Quorum

At any meeting of the Holders of Notes other than a meeting convened for the purpose of considering a resolution proposed to be passed as an Extraordinary Resolution as to which the provisions of Section 9.13 shall be applicable, a quorum shall consist of one or more Holders present in person or by proxy and representing at least a majority in principal amount of the outstanding Notes. If, however, the meeting is a serial meeting, a quorum shall consist of one or more Holders present in person or by proxy representing at least a majority in principal amount of the outstanding Notes of each Series or part thereof especially affected as aforesaid. If a quorum shall not be present within 30 minutes from the time fixed for holding any such meeting, the meeting, if convened by the Holders or pursuant to a Holder’s Request, shall be dissolved; but in any other case, the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place. At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent a majority of the principal amount of the outstanding Notes or the outstanding Notes of each Series, as the case may be.

9.6	Power to Adjourn

The chairperson of any meeting at which a quorum is present may, with the consent of the Holders of a majority in principal amount of the outstanding Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

9.7	Show of Hands

Every question submitted to a meeting of Holders of Notes shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on Extraordinary

Resolutions shall be given in the manner hereinafter provided. At such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

9.8	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairperson or by one or more Holders and/or proxies for Holders holding at least 5% of the principal amount of the Notes represented thereat, a poll shall be taken in such manner and either at once or after an adjournment as the chairperson shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the Holders of a majority in principal amount of the Notes represented at the meeting and voted on the poll.

9.9	Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Holder or as proxy, shall have one vote. On a poll, each Holder present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each $1,000 principal amount of Notes of which he shall then be the Holder. A proxy need not be a Holder. In the case of joint registered Holders of Notes, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them are present in person or by proxy, they shall vote together in respect of the Notes of which they are joint registered Holders. At a serial meeting no Ordinary Resolution shall be deemed to have been validly passed or adopted unless there shall have been given in favour thereof not less than a majority of the votes given respectively by the Holders of each Series of Notes or part thereof especially affected as aforesaid.

9.10	Regulations

The Trustee or the Issuer, with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for:

9.10.1. voting by proxy and the form of the instrument appointing a proxy (which shall be in writing) and the manner in which the same shall be executed and for the production of the authority of any Person signing on behalf of a Holder;

9.10.2. the deposit of instruments appointing proxies at such place as the Trustee, the Issuer or the Holders convening the meeting, as the case may be, may in the notice convening the meeting direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited;

9.10.3. the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of instruments appointing proxies to be mailed, cabled, telegraphed, telecopied or sent by telex before the meeting to the Issuer or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting; and

9.10.4. the calling of a meeting of Holders of Notes and the conduct of business thereat.

Any regulations so made shall be binding and effective on the Holders of Notes and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the Holders of any Notes, or as entitled to vote or (other than as set forth in Section 9.11 below) be present at the meeting in respect thereof, shall be Holders of Notes and persons whom such Holders have duly appointed as their proxies.

9.11	Issuer and Trustee May Be Represented

The Issuer and the Trustee, by their respective officers, directors, employees, and legal advisers, may attend any meeting of the Holders, but shall have no vote as such.

9.12	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Holders of Notes shall have the following powers exercisable from time to time by Extraordinary Resolution, provided that, without the consent of each Holder, affected thereby, the Issuer and the Trustee may not (a) extend the stated maturity of the principal of the Notes, (b) reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, (c) reduce any amount payable on redemption thereof, (d) change the place at which or currency in which principal and interest payments are to be made, (e) reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or impair the right to institute suit for the enforcement of any payment on any of the Notes when due, or (f) reduce the aforesaid percentage in principal amount of the Notes:

9.12.1. power to approve any change whatsoever in any of the provisions of this Indenture or the Notes and any modification, abrogation, alteration, compromise or arrangement of the rights of the Holders and/or the Trustee (subject to the consent of the Trustee) against the Issuer or against their undertaking, property and assets or any part thereof, whether such rights arise under this Indenture or the Notes or otherwise;

9.12.2. power to approve any scheme for the reconstruction or reorganization of the Issuer or for the consolidation, amalgamation or merger of the Issuer with any other corporation or for any transfer, sale or lease, in each case whereby all or substantially all of the undertaking, property and assets of the Issuer would become the property of another Person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom, provided that no such approval shall be necessary in respect of any such transaction if the provisions of Article 8 shall have been complied with;

9.12.3. power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Notes in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

9.12.4. power to waive and direct the Trustee to waive any default or Event of Default and/or cancel any declaration made by the Trustee pursuant to Section 6.3 either unconditionally or upon any conditions specified in such Extraordinary Resolution;

9.12.5. power to restrain any Holder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, interest or redemption price, if any, of any Notes, together with any other amounts payable with respect thereto, or for the execution of any trust or power hereunder or for any other remedy hereunder;

9.12.6. power to direct any Holder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same in the manner directed by such Extraordinary Resolution upon payment, if the taking of such action, suit or proceeding shall have been permitted by Section 6.6, of the costs, charges and expenses reasonably and properly incurred by such Holder in connection therewith;

9.12.7. power to appoint a committee to consult with the Trustee (and to remove any committee so appointed) and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Holders may exercise by Extraordinary Resolution under this Section 9.12; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of individuals (who need not be Holders) as shall be prescribed in the Extraordinary Resolution appointing it; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolution signed in one or more counterparts by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; all acts of any such committee within the authority delegated to it shall be binding upon all Holders of such Notes;

9.12.8. power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any securities of the Issuer;

9.12.9. power to authorize the distribution in specie of any shares, bonds, debentures or other securities or obligations and/or cash or other consideration received or the use or disposition of the whole or any part of such shares, bonds, debentures or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be considered advisable and specified in such Extraordinary Resolution;

9.12.10. power to approve the exchange of the Notes for or the conversion thereof into bonds, debentures or other securities or obligations of the Issuer or of any Person formed or to be formed;

9.12.11. power to remove the Trustee from office and to appoint a new Trustee or Trustees; and

9.12.12. power to amend, alter or repeal any Extraordinary Resolution previously passed or approved by the Holders or by any committee appointed pursuant to Section 9.12.7.

9.13	Meaning of “Extraordinary Resolution”

9.13.1. The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter provided in this Section 9.13, either (i) the written consent of Holders of not less than a majority of the aggregate principal amount of the Notes, or the applicable Series of Notes, or (ii) a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Holders of Notes duly convened for the purpose and held in accordance with the provisions of this Section 9.13 at which the Holders of not less than a majority of the aggregate principal amount of the Notes, or of each applicable Series of Notes if a serial meeting, then outstanding are present in person or by proxy and passed by the favourable votes of the Holders of not less than 66 2⁄3% of the principal amount of Notes represented at the meeting and voted on a poll upon such resolution. At a serial meeting such resolution must receive the affirmative vote upon a poll of not less than 66 2⁄3% of the votes given by the Holders of each Series of Notes or part thereof especially affected thereby.

9.13.2. If at any such meeting the Holders of not less than a majority of the principal amount of the Notes, or Notes of each Series, as the case may be, then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Holders or pursuant to a Holder’s Request, shall be dissolved; but in any other case, it shall be adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than 10 days’ notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 10. Such notice shall state that at the adjourned meeting the Holders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed in accordance with Section 9.13.1 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of not less than a majority of the aggregate principal amount of the Notes then outstanding are not present in person or by proxy at such adjourned meeting.

9.13.3. Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

9.14	Powers Cumulative

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Indenture stated to be exercisable by the Holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Holders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

9.15	Minutes

Minutes of all resolutions and proceedings at every meeting of Holders shall be made and duly entered in books to be provided for that purpose by the Trustee at the expense of the Issuer, and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or proceedings had, or by the chairperson of the next succeeding meeting of the Holders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed or proceedings had thereat, to have been duly passed and had.

9.16	Signed Instruments

Any action which may be taken and any power which may be exercised by the Holders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of not less than a majority of the principal amount of the outstanding Notes, or the applicable Series of Notes, by signed instrument and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed. Notice of any Extraordinary Resolution passed in accordance with this Section 9.16 shall be given by the Trustee to the Holders of Notes within 30 days of the date on which such Extraordinary Resolution was passed.

9.17	Binding Effect of Resolutions

Every Ordinary Resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 9 at a meeting of Holders of Notes shall be binding upon all the Holders of Notes to which such resolution relates, whether present at or absent from such meeting, and every instrument signed by Holders of Notes in accordance with Section 9.16 shall be binding upon all the Holders of Notes to which such resolution relates, whether signatories thereto or not, and each and every Holder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect to every such Ordinary Resolution, Extraordinary Resolution and instrument.

9.18	Evidence of Rights of Holders

Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Holders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Holders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney shall be sufficient for any purpose of this Indenture if made in the following manner, namely, the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgements of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution or in any other manner which the Trustee may consider adequate.

The Trustee may, nevertheless, in its discretion require further proof in cases where it considers further proof necessary or desirable or may accept such other proof as it shall consider proper.

ARTICLE 10

NOTICES

10.1	Notice to the Issuer

Any notice to the Issuer under the provisions of this Indenture shall be valid and effective if delivered personally to, by facsimile to or, subject to Section 10.5, if given by first class mail, postage prepaid, addressed to, the Issuer, at 5151 Terminal Road, Halifax, Nova Scotia B3J 1A1, Attention: Corporate Secretary, facsimile: (902) 428-6171, and shall be deemed to have been given on the date of delivery, the Business Day immediately following the date such notice has been sent by facsimile or on the third Business Day after such letter has been mailed, as the case may be. The Issuer may from time to time notify the Trustee of a change in address which thereafter, until changed by further notice, shall be the address of the Issuer for all purposes of this Indenture.

10.2	Notice to Holders

Except as otherwise expressly provided herein, all notices to be given hereunder with respect to the Notes shall be valid and effective if such notice is delivered personally or, subject to Section 10.5, is sent by first class mail, postage prepaid, addressed to the Holders of the Notes at their post office addresses appearing in any of the registers hereinbefore mentioned or, if the Holder is a Clearing Agency, in accordance with Section 10.4. For greater certainty, in the event that a Clearing Agency is the Holder, notice to Holders shall be valid and effective if such notice is delivered only to the Clearing Agency. Any notice so delivered or sent by mail shall be deemed to have been given on the day upon which it is delivered or mailed, as the case may be. Any accidental error, omission or failure in giving or in delivering or mailing any such notice or the non-receipt of any such notice by any Holder shall not invalidate or otherwise prejudicially affect any action or proceeding founded thereon.

10.3	Notice to the Trustee

Any notice to the Trustee under the provisions of this Indenture shall be valid and effective if delivered personally to, by facsimile to or, subject to Section 10.5, if given by first class mail, postage prepaid, addressed to, American Stock Transfer & Trust Company, LLC, at 48 Wall Street, 22nd Floor, New York New York 10005, Attention: Legal Department (Facsimile: 718-331-1852) and to, CST Trust Company, at 2001 Robert - Bourassa Blvd. 16th Floor, Montreal, QC H3A 2A6, Attention: Director, Corporate Trust Services (Facsimile: 514-285-8846) and shall be deemed to have been given on the date of delivery, the Business Day immediately following the date such notice has been sent by facsimile or on the third Business Day after such letter has been mailed, as the case may be. The Trustee may from time to time notify the Issuer of a change in address which thereafter, until changed by further notice, shall be the address of the Trustee for all purposes of this Indenture.

10.4	Notice to a Clearing Agency

Any notice to a Clearing Agency under the provisions of this Indenture shall be valid and effective if delivered personally to, by facsimile to or, subject to Section 10.5, if given by registered mail, postage prepaid, addressed to the Clearing Agency at its address as listed on the register maintained by the Trustee or as otherwise provided to the Issuer and shall be deemed to have been given on the date of delivery, the Business Day immediately following the date such notice has been sent by facsimile or on the third Business Day after such letter has been mailed, as the case may be. A Clearing Agency may from time to time notify the Issuer of a change in address which thereafter, until changed by further notice, shall be the address of the Clearing Agency for all purposes of this Indenture.

10.5	Mail Service Interruption

If the Trustee determines that mail service is or is threatened to be interrupted at the time when the Trustee is required or elects to give any notice to the Holders hereunder, the Trustee shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and, if Notes were initially distributed in the United States, in the Wall Street Journal or another financial newspaper of general circulation in New York, New York, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.

If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Trustee or to the Issuer would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally in accordance with Section 10.1 or 10.3, as the case may be.

ARTICLE 11

CONCERNING THE TRUSTEE

11.1	Trust Indenture Legislation

11.1.1. In this Article 11, the term “Indenture Legislation” means the provisions, if any, of the Companies Act (Nova Scotia) and any other statute of Canada or a province thereof, the U.S. Trust Indenture Act of 1939, as amended, and of the regulations under any such statutes, relating to trust indentures providing for the issue or guarantee of debt obligations by corporations and to the rights, duties and obligations of trustees under such trust indentures and of corporations issuing or guaranteeing debt obligations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture or the Issuer.

11.1.2. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

11.1.3. At all times in relation to this Indenture and any action to be taken hereunder, the Issuer and the Trustee each shall observe and comply with Indenture Legislation and the Issuer, the Trustee and each Holder shall be entitled to the benefits of Indenture Legislation.

11.2	No Conflict of Interest

The Trustee is trustee in respect of the Notes. The Trustee represents to the Issuer that, at the date of the execution and delivery of this Indenture, there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder, the Trustee shall, within 90 days after ascertaining that such a material conflict of interest exists, either eliminate the same or else resign from the trusts hereunder by giving notice in writing to the Issuer at least 21 days prior to such resignation and shall thereupon be discharged from all further duties and liabilities hereunder. If the Trustee has a material conflict of interest, the validity and enforceability of this Indenture, any supplemental indenture and any Notes will not be affected in any manner by reason only of the existence of such material conflict of interest.

11.3	Qualifications of Trustee

11.3.1. There shall at all times be a U.S. Trustee hereunder for the Notes which shall be (i) a corporation, limited liability company, trust company, association or company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by United States federal or State authority, or (ii) a corporation, or other Person organized and doing business under the laws of any other government which is permitted to act as Trustee pursuant to any rule, regulation or order of the SEC, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by an authority of such government, or a political subdivision thereof, substantially equivalent to the supervision or examination applicable to an institution described in clause (i) above, in each case under clauses (i) and (ii) having (together with its parent) a combined capital and surplus of at least US$50,000,000 and its corporate trust office in New York, New York. If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or other Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

11.3.2. For so long as required by any Indenture Legislation, there shall be a Canadian Trustee hereunder for the Notes. The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized to carry on trust business therein.

11.3.3. No Person will be eligible to be appointed as Canadian Trustee hereunder, or to continue to act as Canadian Trustee at any time, other than a company incorporated under the laws of Canada or of a province or territory of Canada that, at such time, is resident in Canada for purposes of the Income Tax Act (Canada) and is authorized and qualified to carry on the business of a trust company under the laws of Nova Scotia and every other jurisdiction where such authorization or qualification is necessary to enable it to act as a trustee hereunder.

11.3.4. Neither the Issuer nor any Person directly or indirectly controlling, controlled by or under common control with the Issuer shall serve as a Trustee. For purposes of the preceding sentence, the term “control” shall mean the power to direct the management and policies of a Person directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

11.3.5. If at any time a Trustee shall cease to be eligible in accordance with the provisions of this Section 11.3.5, such Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article 11.

11.4	Rights and Duties of Trustee

11.4.1. In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

11.4.2. The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Holders hereunder shall be conditional upon the Holders furnishing, when required by notice in writing by the Trustee, sufficient funds and indemnity to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

11.4.3. The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Holders at whose instance it is acting to deposit with the Trustee the Notes held by them, for which Notes the Trustee shall issue receipts.

11.4.4. Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Indenture Legislation, this Section 11.4 and Section 11.5.

11.5	Evidence, Experts and Advisers

11.5.1. In addition to the reports, certificates, opinions, statutory declarations and other evidence required by this Indenture, the Issuer shall furnish to the Trustee such additional evidence of compliance with any provisions hereof, and in such form, as may be prescribed by Indenture Legislation or as the Trustee may reasonably require by written notice to the Issuer.

11.5.2. In the exercise of its rights, duties and obligations, the Trustee may act and rely on the truth of the statements and the accuracy of the opinions expressed therein and upon statutory declarations, opinions, reports, certificates or other evidence referred to in Section 11.5.1, provided that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture and of Indenture Legislation. The Trustee shall be entitled to act and rely on the genuineness and authenticity of any such writing submitted to it. It shall not be necessary for the Trustee to ascertain whether or not the persons who have executed, signed or otherwise issued the documents have authority to do so or that they are the same persons named therein.

11.5.3. The Trustee may employ or retain such Counsel, auditors, accountants, appraisers or other experts or advisers, whose qualifications give authority to any opinion or report made by them, as it may reasonably require for the purpose of determining or discharging its duties hereunder, may pay their reasonable fees and disbursements without taxation of costs of any counsel and shall not be responsible for any misconduct on the part of any of them. Any remuneration so paid by the Trustee shall be repaid in accordance with Section 5.4.

11.5.4. The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice or information obtained from any counsel, auditors, accountants, appraisers or other expert or advisers, whether retained or employed by the Trustee in accordance with Section 11.5.3 or by the Issuer, in relation to any manner arising in the performance of its duties under the Trust Indenture.

11.5.5. Proof of execution of any document or instrument in writing, including a Holders’ Request, may be satisfied by a certificate of a notary public or other officer with similar powers certifying that the person signing such instrument acknowledged to him the execution thereof or by an affidavit of a witness to such execution or any other manner the Trustee considers adequate.

11.6	Trustee May Deal in Notes

The Trustee may buy, sell, lend upon and deal in the Notes or other securities of the Issuer, either with the Issuer or otherwise, and generally contract and enter into financial transactions with the Issuer or otherwise, without being liable to account for any profits made thereby.

11.7	Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

11.8	Protection of Trustee

By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

11.8.1. the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Notes (except the representation contained in Section 11.2 and in the certificate of the Trustee on the Notes) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Issuer;

11.8.2. nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

11.8.3. the Trustee shall not be:

11.8.3.1 bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required to do so under the terms hereof; or

11.8.3.2 required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice, the Trustee may conclusively assume that no default has occurred in the observance and performance of any of the representations, warranties, covenants, agreements or conditions contained in this Indenture, and any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default;

11.8.4. the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Issuer of any of the covenants herein contained or of any acts of the agents of the Issuer;

11.8.5. the Trustee shall not be liable for any action taken or omitted by it, or any action suffered by it except through its own gross negligence or willful misconduct;

11.8.6. the Issuer shall indemnify and save harmless the Trustee and its officers, directors, employees, representatives and agents from and against any and all liability, losses, costs, claims, actions or demands whatsoever brought against the Trustee which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, save only in the event of the gross negligent action, the gross negligent failure to act or the willful misconduct of the Trustee or any of its officers, directors, employees, representatives or agents; and it is understood and agreed that this indemnity will survive the termination or discharge of this Indenture and the resignation or removal of the Trustee;

11.8.7. the Trustee will not be responsible for any error made or act done by it resulting from reliance upon the signature of any Person on behalf of any Person on whose signature the Trustee may be called upon or entitled to act or refrain from acting under this Indenture nor shall the Trustee be responsible for relying on the accuracy of the information contained in any such document provided it honestly and in good faith believes such information to be correct.

11.8.8. the Trustee shall not be required to give security for the execution of the trusts or its conduct or administration under this Indenture;

11.8.9. the Trustee will not be required to disburse monies according to this Indenture except to the extent that monies have been deposited with it;

11.8.10. none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid and provided with sufficient funds or to give any bond or security in respect of the trust and powers of this Indenture;

11.8.11. the Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it receives clear and reasonable documentation which complies with the terms of this Indenture. Such documentation must not require the exercise of any discretion or independent judgment, except as otherwise provided herein;

11.8.12. the Issuer shall provide to the Trustee an incumbency certificate setting out the names and sample signatures of persons authorized to give instructions to the Trustee hereunder. The Trustee shall be entitled to rely on such certificate until a revised certificate is provided to it hereunder. The Trustee shall be entitled to refuse to act upon any instructions given by a party which are signed by any person other than a person described in the incumbency certificate provided to it pursuant to this Section; and

11.8.13. the Trustee shall be entitled to rely, and act upon, on any direction, order, instruction, notice or other communication provided to it hereunder which is sent to it by facsimile or electronic transmission.

11.9	Investment of Trust Moneys

11.9.1. Unless otherwise provided in this Indenture, any moneys held by the Trustee, which under the trusts of this Indenture may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee, upon the written direction of the Issuer, in Authorized Investments.

11.9.2. Upon receipt of a direction from the Issuer, the Trustee shall invest any moneys held by it in Authorized Investments in its name in accordance with such direction. Any direction from the Issuer to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. (New York City time) on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. (New York City time) or received on a non-Business Day shall be deemed to have been given prior to 9:00 a.m. (New York City time) on the next Business Day.

11.9.3. In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the funds and may, but need not, invest same in the deposit department of a Canadian chartered bank; but the Trustee and its Affiliates, or a Canadian chartered bank shall not be liable to account for any profit to any parties to this Indenture or to any person or entity other than at a rate, if any, established from time to time by the Trustee which rate shall not exceed 0.5% per annum.

11.9.4. The Trustee shall not be liable for any loss or losses realized on such investments, negligence, willful acts or defaults only excepted.

11.10	Action by Trustee to Protect Rights

The Trustee shall have the power to institute and maintain all and any such actions, suits or proceedings as it may consider necessary or expedient to preserve, protect or enforce its rights and the rights of the Holders of the Notes.

11.11	Replacement of Trustee

The Trustee may resign its trust and thereupon be discharged from all further duties and liabilities hereunder by giving to the Issuer 90 days’ notice in writing or such shorter notice as the Issuer may accept as sufficient. The Holders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new trustee hereunder. The Issuer may remove the Trustee on 90 days’ notice in writing to the Trustee or on such short notice as the Trustee may accept as sufficient. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation, ceasing to be a resident of Canada for purposes of the Income Tax Act (Canada) (in the case of the Canadian Trustee) or otherwise becoming incapable of acting hereunder, the Issuer shall forthwith appoint a new trustee hereunder unless a new trustee has already been appointed by the Holders; failing such appointment by the Issuer, the retiring trustee hereunder at the expense of the Issuer or any Holder may apply to a Judge of the Superior Court of Justice of Ontario, on such notice as such Judge may direct, for the appointment of a new trustee hereunder; but any trustee so appointed by the Issuer or by the Court shall be subject to removal as aforesaid by the Holders. Any new trustee hereunder appointed under any provision of this Section 11.11 shall be a company that meets the requirements of Section 11.2 and shall certify that it will not have any material conflict of interest upon becoming trustee hereunder and the Canadian Trustee shall certify that it is a resident of Canada for the purposes of the Income Tax Act (Canada).

11.11.1. On any new appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without further assurance, conveyance, act or deed; but there will be immediately executed, at the expense of the Issuer, all such conveyances or other instruments as may, in the opinion of Counsel, be necessary or advisable for the purpose of assuring such powers, rights, duties and responsibilities of the new Trustee, provided that any resignation or removal of the Trustee and appointment of a successor Trustee shall have been evidenced by the execution of an appropriate instrument and, at the request of the Issuer, the predecessor Trustee, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor Trustee an appropriate instrument transferring to such successor Trustee all rights and powers of the Trustee hereunder.

11.11.2. On any new appointment, the Issuer shall promptly give notice thereof to the Holders.

11.11.3. Any corporation into which the Trustee may be merged or with which it may be consolidated or amalgamated, or any corporation resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party or any corporation to which the Trustee has transferred substantially all of its corporate trust business, shall be the successor Trustee under this Indenture without the necessity of the execution of any instrument or any further act.

11.11.1. If a Canadian Trustee under this Indenture is no longer required by any Indenture Legislation, then the Issuer may remove the Canadian Trustee.

11.12	Acceptance of Trusts

The Trustee accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and in trust for the various Persons who shall from time to time be Holders, subject to the terms and conditions herein set forth.

11.13	Appointment of Authenticating Agent

Any Trustee may appoint one or more Authenticating Agents with respect to the Notes which shall be authorized to act on behalf of, and subject to the direction of, such Trustee to authenticate the Notes, including Notes issued upon original issue, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.15; and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of the Notes by a Trustee or to a Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of such Trustee by any Authenticating Agent of such Trustee and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer and shall at all times be either (i) a corporation, limited liability company, association or company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (together with its parent) a combined capital and surplus of not less than US$50,000,000 and subject to supervision or examination by federal or state authority or (ii) a corporation or other Person organized and doing business under the laws of Canada or any province thereof, authorized under such laws to act as Authenticating Agent, having (together with its parent) a combined capital and surplus of not less than US$50,000,000 (or the equivalent in other currencies) and subject to supervision or examination by governmental authority of its jurisdiction of incorporation and organization. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

The Canadian Trustee hereby appoints and authorizes the U.S. Trustee to act as its Authenticating Agent with respect to the Notes.

Any corporation or other Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated or amalgamated, or any corporation or other Person resulting from any merger, conversion, consolidation or amalgamation to which such Authenticating Agent shall be a party, or any corporation or other Person succeeding to all or substantially all of the corporate agency or corporate trust business of any Authenticating Agent, shall be the successor to such Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

Any Authenticating Agent may resign at any time by giving written notice thereof to the Trustees and to the Issuer. A Trustee may at any time terminate the appointment of any Authenticating Agent of such Trustee by giving written notice thereof to such Authenticating Agent and to the Issuer and each other Trustee then in office. Upon receiving such notice of resignation or upon such termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the respective Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and each other Trustee then in office and shall, at the expense of the Issuer, provide notice of such appointment to all Holders of the Securities and to each other Trustee then in office. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as though originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Corporation agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services hereunder.

11.14	Joint Trustees

The rights, powers, duties and obligations conferred and imposed upon the Trustees are conferred and imposed upon and shall be exercised and performed by the U.S. Trustee and the Canadian Trustee either jointly or severally, except to the extent otherwise provided herein or, in the case of the Canadian Trustee, otherwise required by any Indenture Legislation, and, except to the extent that under any Indenture Legislation the Canadian Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a Trustee which is not so incompetent or unqualified to the extent it can do so under applicable law, and except that neither Trustee shall be liable or responsible for the acts or omissions of the other Trustee. If the Trustees are unable to agree jointly to act or refrain from acting with respect to any right, power, duty or obligation conferred jointly upon the Trustees hereunder, the U.S. Trustee shall be entitled to act without the Canadian Trustee, and any action by the U.S. Trustee, or decision of the U.S. Trustee to act or refrain from acting, shall be binding upon the Canadian Trustee and each other Person as if the Canadian Trustee so acted or refrained from acting.

11.15	Compliance with Privacy Legislation

The parties acknowledge that federal provincial and/or state legislation in Canada and the United States that address the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Indenture. Despite any other provision of this Indenture, no party shall take or direct any action that would contravene, or cause any other party to contravene, applicable Privacy Laws. The Issuer shall, prior to transferring or causing to be transferred personal information to the Trustee, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Trustee shall use commercially reasonable efforts to ensure that its services hereunder comply with

Privacy Laws. Specifically, the Trustee agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this Indenture and not to use it for any other purpose except with the consent of or direction from the Issuer or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

11.16	Compliance with Anti-Money Laundering Legislation

The Trustee shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Trustee, in its sole judgment, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering or anti- terrorist legislation, regulation or guideline. The Issuer hereby agrees that if any account to be opened, or interest to be held, by the Trustee in connection with this Indenture, for or to the credit of the Issuer, is intended to be used by or on behalf of a third party, the Issuer will complete and execute forthwith a declaration in the Trustee’s prescribed form as to the particulars of such third party.

ARTICLE 12

SUPPLEMENTAL INDENTURES

12.1	Supplemental Indentures

From time to time the Trustee and the Issuer may and, when required by this Indenture, they shall, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

12.1.1. adding to the provisions hereof such additional covenants of the Issuer, enforcement provisions and other provisions for the protection of the Holders of Notes and/or providing for events of default in addition to those herein specified;

12.1.2. making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Notes which do not affect the substance thereof and which, in the opinion of the Trustee (relying on the opinion of Counsel), it may be expedient to make, provided that the Trustee shall be of the opinion (relying on the opinion of Counsel) that such provisions and modifications will not be materially prejudicial to the rights of the Holders;

12.1.3. evidencing the succession, or successive successions, of any other Person to the Issuer and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

12.1.4. giving effect to any Extraordinary Resolution passed as provided in Article 9;

12.1.5. making any additions to, deletions from or alterations of the provisions of this Indenture (including any of the terms and conditions of the Notes) which, in the opinion of the Trustee (relying on the opinion of Counsel), are not materially prejudicial to the rights of the Holders and which are necessary or advisable in order to incorporate, reflect or comply with Indenture Legislation;

12.1.6. adding to or altering the provisions hereof in respect of the transfer of any Notes, including provision for the exchange of Notes of different denominations, in a manner which, in the opinion of the Trustee (relying on the opinion of Counsel), is not materially prejudicial to the rights of the Holders;

12.1.7. correcting or rectifying any ambiguities, defective provisions, errors or omissions herein, provided that, in the opinion of the Trustee (relying on the opinion of Counsel), neither the rights of the Trustee nor the Holders are materially prejudiced thereby;

12.1.8. providing for the issue of Notes of any one or more Series; and

12.1.9. any other purpose not inconsistent with the terms of this Indenture provided that, in the opinion of the Trustee (relying on the opinion of Counsel), the rights of the Trustee and of the Holders are in no way materially prejudiced thereby;

provided that the Trustee may in its discretion decline to enter into any supplemental indenture which in the opinion of the Trustee would materially prejudice the Trustee when the supplemental indenture shall become effective.

ARTICLE 13

MISCELLANEOUS

13.1	Counterparts

This Indenture may be executed in several counterparts including by facsimile or in electronic form, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the same date as of the date hereof.

13.2	Language of Indenture

The parties hereto have requested that this document be drafted in the English language.

Les parties ont demandé que le présent document soit rédigé en langue anglaise.

13.3	Benefit of Indenture

Except as provided in Article 4, nothing in this Indenture or in the Notes, express or implied, will give to any Person, other than the parties to this Indenture, any Paying Agent, any registrar of Notes and their successors under this Indenture and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under this Indenture.

13.4	Assignment

This Indenture may not be assigned by any party without the prior written consent of the other parties.

[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers duly authorized in that behalf.

EMERA INCORPORATED

By:	/s/ Gregory W. Blunden
Name:	Gregory W. Blunden
Title:	Chief Financial Officer

By:	/s/ Stephen D. Aftanas
Name:	Stephen D. Aftanas
Title:	Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Paul Kim
Name:	Paul Kim
Title:	Asst. General Counsel

By:	/s/ M. Asher F. Richelli
Name:	M. Asher F. Richelli
Title:	EVP, GC

CST TRUST COMPANY

By:	/s/ Nelia Andrade
Name:	Nelia Andrade
Title:	Authorized Signatory

By:	/s/ Marta Recinos
Name:	Marta Recinos
Title:	Authorized Officer